EXHIBIT 24


                                POWER OF ATTORNEY

                                       RE

                              GWL&A FINANCIAL INC.


Know all men by these presents, that I, David A. Nield, a Member of the Board of Directors of GWL&A Financial Inc., a Delaware corporation, do hereby constitute and appoint each of D.C. Lennox and G.R. Derback as my true and lawful attorney and agent for me and in my name and on my behalf to, individually and without the concurrence of the other attorney and agent, sign my name, in my capacity as a Member of the Board of Directors of GWL&A Financial Inc., on Form 10-K Annual Reports of GWL&A Financial Inc. to be filed with the Securities and Exchange Commission from time to time, and to any and all amendments thereto.

IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of March, 2004.




                                             /s/D.A.Nield
                                             -------------
                                             Member, Board of Directors of
                                             GWL&A Financial Inc.


Witness:

/s/Clare Nield
Signature

Clare Nield
Name (Printed)